Exhibit 99.1

GCI REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS
Consolidated Revenues of $216 million, Adjusted EBITDA of $75 million
May 7, 2014, Anchorage AK - General Communication, Inc. (“GCI”) (NASDAQ:GNCMA) today reported performance for the first quarter of 2014, with consolidated revenues of $216 million, adjusted EBITDA of $75 million, and net income of $2 million or $0.05 per share.
Consolidated revenues of $216 million declined four percent on a sequential basis and increased sixteen percent on a year over year basis. Adjusted EBITDA of $75 million represented a ten percent increase on a sequential basis and a twenty seven percent increase on a year over year basis.
“Our first quarter results provide a solid foundation for growth in 2014,” said Ron Duncan, GCI president and chief executive officer. “We are particularly pleased with progress in our cable modem and managed broadband service offerings.  Our 2014 capital investment plan is well under way with particular emphasis on expanding our 4G LTE footprint throughout Alaska and continuing expansion of the TERRA network.”
Important Notes
It should be noted that both Wireless and Wireline segment results are materially affected by The Alaska Wireless Network (“AWN”) transaction, which was effective July 23, 2013.
Also, under the AWN operating agreement, each partner is allowed to receive certain reimbursements for customer equipment, commonly known as “handset subsidies,” according to a schedule for qualified devices. In the fourth quarter of 2013, GCI elected not to seek any handset subsidies at this time, and reversed the preliminary subsidies booked in the third quarter of 2013. This decision was made due to internal system limitations on tracking the subsidies with the level of precision required. GCI expects to resume seeking handset subsidies before year-end. There was no economic impact, but rather a shift of EBITDA between segments.
Segment adjusted EBITDA performance on a pro forma basis, using a standard subsidy recovery rate, is shown below.
Operating Highlights
Wireless:
The Wireless segment, reflecting the results of AWN, posted revenues of $63 million, a slight increase on a sequential basis, and an eighty five percent increase on a year over year basis, reflecting the results of the AWN transaction, which was effective July 23, 2013. Wireless adjusted EBITDA for the period was $38 million, reflecting an eleven percent decline on a sequential basis and a one hundred fifty percent increase on a year over year basis.
Removing the handset subsidy reversal in the first and fourth quarters of 2013 and providing an estimated handset subsidy for all of the quarters would result in a pro forma adjusted EBITDA as follows:

($millions)	1Q 2014	4Q 2013	1Q 2013
Wireless Reported Adjusted EBITDA	38.0	42.9	15.2
Wireless Reported Subsidy to Wireline	0.0	(5.2)	5.5
Wireless Adjusted EBITDA Without Subsidy	38.0	37.7	20.7
Estimated Subsidy @ 75% of Gross Handsets	(5.5)	(9.8)	(5.6)
Wireless Pro Forma Adjusted EBITDA	32.5	27.9	15.1

Thus, on a pro forma basis, Wireless adjusted EBITDA increased seventeen percent on a sequential basis and one hundred fifteen percent on a year over year basis.
For the first quarter of 2014, the revenue detail was as follows:

($ millions)	1Q 2014	4Q 2013	1Q 2013
Wholesale Wireless	25	24	16
Roaming and Backhaul	25	25	10
USF Support	13	13	8
Total Wireless Revenue	63	62	34

Since the beginning of the year, the company implemented many enhancements and improvements to the wireless network, including:

•
The Fairbanks market was substantially upgraded with LTE service going live April 30th. Also on April 30th, 3G service was launched in Bethel. In all, 11 new LTE sites and four new 3G sites were put into service across the state.

•	Turbozone has continued to expand, and now covers 1,146 venues with 1,843 access points.

•
The Company acknowledged the preliminary award of $41.4 million in the Tribal Mobility Fund I auction, which, upon final FCC approval, will support the expanded provision of 3G and 4G service in rural Alaska.

Wireline:

The Wireline segment posted revenues of $154 million, a one percent decline on a sequential basis, and a one percent increase on a year over year basis. Adjusted EBITDA for the segment was $37 million, representing a forty eight percent increase on a sequential basis, and a fifteen percent decline on a year over year basis. The year over year decline is due to labor and healthcare cost increases.
Removing the handset subsidy reversal in the first and fourth quarters of 2013 and providing an estimated handset subsidy for all of the quarters would result in a pro forma adjusted EBITDA as follows:

($millions)	1Q 2014	4Q 2013	1Q 2013
Wireline Reported Adjusted EBITDA	36.8	24.9	43.5
Reported Subsidy from Wireless	0.0	5.2	(5.5)
Wireline Adjusted EBITDA Without Subsidy	36.8	30.1	38.0
Estimated Subsidy @ 75% of Gross Handsets	5.5	9.8	5.6
Wireline Pro Forma Adjusted EBITDA	42.3	39.9	43.6

Thus, on a pro forma basis, Wireline adjusted EBITDA increased six percent on a sequential basis and decreased three percent on a year over year basis.
The year over year decline is due to labor and healthcare cost increases.
Wireline - Consumer:

Consumer revenues for the first quarter of 2014 were $70 million, a one percent increase on a sequential basis and a three percent increase on a year over year basis. Product groups that grew quarter over quarter included wireless, data and a slight increase in voice, offset by a decline in video revenues.

During the quarter, the Company announced several campaigns and new programs:

•
Progress to gigabit broadband service has continued. Re:D speeds were doubled from 50 Mbps to 100 Mbps in the fourth quarter of 2013, and then to 200 Mbps in the first quarter of 2014. Furthermore, the Company is driving towards 400 Mbps in some markets by the end of 2014.

•	TiVo service has been expanded to thirteen markets within Alaska, with the markets having been doubled in the first quarter of 2014.

•	FastPhone, GCI’s new prepaid wireless service launched late in the fourth quarter of 2013, is showing continued customer adoption.

Wireline - Business Services:
Business Services revenues for the first quarter of 2014 were $52 million, a six percent decline on a sequential basis and a seven percent decline on a year over year basis. These decreases were driven by a decline in voice products and professional services, offsetting increases in data transport/storage, video and wireless.
The sequential decline in voice products is the result of a one time resolution of a billing dispute with a carrier customer that we received in the fourth quarter of 2013. In addition, Professional Services declined due to the slowing of one particularly active oil and gas project from early 2013 levels. The improvements can be attributed in part to the continued adoption of virtualization by our customers, validating the strength of our cloud and data center products.
Data revenues can be better understood by the following detail:

($ millions)	1Q 2014	4Q 2013	1Q 2013
Data Transport and Storage	24	24	22
Professional Services	11	12	18
Total Data Revenue	35	36	40

Wireline - Managed Broadband:
Managed Broadband revenues for the first quarter of 2014 were $31 million, a three percent increase over the fourth quarter of 2013, and an eleven percent increase over the first quarter of 2013. The increases are attributable to continued demand in the School Access and Telehealth programs, as well as positive momentum in the regulated business.
The Company has recently announced a number of positive developments in this area, including:

•	The Company continues to be on track with the terrestrial broadband network, TERRA, and particularly with the extension of TERRA to Kotzebue by early 2015.
Corporate Highlights

•	Cash capital expenditures for the quarter were $20 million, exclusive of grant funded capital expenditures and a satellite capital lease.

Guidance

The Company continues its guidance of annual consolidated revenues in the range of $910 million to $930 million, and adjusted EBITDA in the range of $285 million to $305 million, though there are increased pressures on the top line. Further, the company continues its guidance for cash capital expenditures of approximately $170 million, excluding real estate and the extension of a satellite lease which was capitalized, as well as any grant-funded capital expenditures.
The Company will hold a conference call to discuss the quarter’s results on Thursday, May 8th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:50-2:00 p.m. (Eastern) at 888-390-0685 (International callers should dial +1-773-756-4700) and identify your call as “GCI”. In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 866-373-1992, access code 7461 (International callers should dial +1-203-369-0266).
About GCI
GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering voice, data, and video services statewide. Learn more about GCI at www.gci.com/about.
Forward Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
# # #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	March 31,	December 31,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$53,616	44,971

Receivables (including $31,600 and $28,000 from a related party at March 31, 2014 and December 31, 2013, respectively)	219,050	228,372
Less allowance for doubtful receivables	2,445	2,346
Net receivables	216,605	226,026

Deferred income taxes	36,167	39,753
Prepaid expenses	11,306	7,725
Inventories	6,694	10,347
Other current assets	204	230
Total current assets	324,592	329,052

Property and equipment in service, net of depreciation	967,044	969,578
Construction in progress	81,245	87,476
Net property and equipment	1,048,289	1,057,054

Goodwill	219,041	219,041
Cable certificates	191,635	191,635
Wireless licenses	91,400	91,400
Other intangible assets, net of amortization	70,564	71,435
Deferred loan and senior notes costs, net of amortization of $7,087 and $6,545 at March 31, 2014 and December 31, 2013, respectively	11,772	12,129
Other assets	52,507	40,061
Total other assets	636,919	625,701
Total assets	$2,009,800	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	March 31,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2014	2013
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$10,520	9,301
Accounts payable (including $12,500 and $11,200 to a related party at March 31, 2014 and December 31, 2013, respectively)	50,102	65,095
Deferred revenue	29,048	27,586
Accrued interest	21,451	7,088
Accrued payroll and payroll related obligations	21,327	29,855
Accrued liabilities	15,352	14,359
Subscriber deposits	1,186	1,326
Total current liabilities	148,986	154,610

Long-term debt, net	1,044,860	1,045,144
Obligations under capital leases, excluding current maturities	72,610	66,261
Obligation under capital lease due to related party, excluding current maturity	1,875	1,880
Deferred income taxes	158,104	161,476
Long-term deferred revenue	87,102	88,259
Other liabilities	37,452	36,823
Total liabilities	1,550,989	1,554,453

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 38,389 and 37,299 shares at March 31, 2014 and December 31, 2013, respectively; outstanding 38,363 and 37,209 shares at March 31, 2014 and December 31, 2013, respectively	12,012	11,467
Class B. Authorized 10,000 shares; issued and outstanding 3,163 and 3,165 shares at March 31, 2014 and December 31, 2013, respectively; convertible on a share-per-share basis into Class A common stock	2,671	2,673
Less cost of 26 and 90 Class A common shares held in treasury at March 31, 2014 and December 31, 2013, respectively	(249)	(866)
Paid-in capital	27,835	26,880
Retained earnings	119,111	116,990
Total General Communication, Inc. stockholders' equity	161,380	157,144
Non-controlling interests	297,431	300,210
Total stockholders’ equity	458,811	457,354
Total liabilities and stockholders’ equity	$2,009,800	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except per share amounts)	2014	2013
Revenues:
Non-related party	$200,503	186,216
Related party	15,780	—
Total revenues	216,283	186,216

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	69,143	64,610
Related party	2,631	—
Total cost of goods sold	71,774	64,610

Selling, general and administrative expenses:
Non-related party	70,742	64,411
Related party	1,150	136
Total selling, general and administrative expenses	71,892	64,547

Depreciation and amortization expense	42,352	33,999
Operating income	30,265	23,060

Other expense:
Interest expense (including amortization of deferred loan fees)	(18,211)	(16,904)
Other	(97)	—
Other expense	(18,308)	(16,904)
Income before income tax expense	11,957	6,156
Income tax expense	(215)	(3,029)

Net income	11,742	3,127
Net income (loss) attributable to non-controlling interests	9,621	(117)
Net income attributable to General Communication, Inc.	$2,121	3,244
Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.05	0.08
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.05	0.08
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.05	0.08
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.05	0.08
Common shares used to calculate Class A basic EPS	37,987	38,264
Common shares used to calculate Class A diluted EPS	41,268	41,695

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2014			First Quarter 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$62,517	8,236	70,753	33,837	7,225	41,062
Data	—	87,613	87,613	—	86,872	86,872
Video	—	32,401	32,401	—	31,086	31,086
Voice	—	25,516	25,516	—	27,196	27,196
Total	62,517	153,766	216,283	33,837	152,379	186,216

Cost of goods sold	18,713	53,061	71,774	14,412	50,198	64,610

Contribution	43,804	100,705	144,509	19,425	102,181	121,606

Less SG&A	5,958	65,934	71,892	4,417	60,130	64,547
Less (plus) other expense	—	97	97	—	(4)	(4)
EBITDA	37,846	34,674	72,520	15,008	42,055	57,063

Share-based compensation	—	1,778	1,778	104	1,155	1,259
Accretion	176	125	301	77	50	127
Other	—	198	198	—	200	200
Adjusted EBITDA	$38,022	36,775	74,797	15,189	43,460	58,649

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2014			Fourth Quarter 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$62,517	8,236	70,753	$62,209	7,368	69,577
Data	—	87,613	87,613	—	87,080	87,080
Video	—	32,401	32,401	—	32,867	32,867
Voice	—	25,516	25,516	—	28,304	28,304
Total	62,517	153,766	216,283	62,209	155,619	217,828

Cost of goods sold	18,713	53,061	71,774	13,333	65,137	78,470

Contribution	43,804	100,705	144,509	48,876	90,482	139,358

Less SG&A	5,958	65,934	71,892	6,259	66,841	73,100
Less other expense	—	97	97	—	—	—
EBITDA	37,846	34,674	72,520	42,617	23,641	66,258

Share-based compensation	—	1,778	1,778	—	1,909	1,909
Accretion	176	125	301	270	(653)	(383)
Other	—	198	198	—	(6)	(6)
Adjusted EBITDA	$38,022	36,775	74,797	$42,887	24,891	67,778

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	First Quarter 2014				First Quarter 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$7,491	745	—	8,236	6,546	679	—	7,225
Data	26,944	34,840	25,829	87,613	24,056	40,136	22,680	86,872
Video	27,249	5,152	—	32,401	27,961	3,125	—	31,086
Voice	8,445	11,741	5,330	25,516	9,530	12,327	5,339	27,196
Total	$70,129	52,478	31,159	153,766	68,093	56,267	28,019	152,379

(Amounts in thousands)
	First Quarter 2014				Fourth Quarter 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$7,491	745	—	8,236	6,724	644	—	7,368
Data	26,944	34,840	25,829	87,613	26,290	35,739	25,051	87,080
Video	27,249	5,152	—	32,401	27,993	4,874	—	32,867
Voice	8,445	11,741	5,330	25,516	8,348	14,741	5,215	28,304
Total	$70,129	52,478	31,159	153,766	69,355	55,998	30,266	155,619

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2014		March 31, 2014
				as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2014	2013	2013	2013	2013	2013	2013
Wireline Segment
Consumer
Data
Cable modem subscribers	116,400	117,000	115,300	(600)	1,100	-0.5%	1.0%
Video
Basic subscribers	118,000	122,000	117,900	(4,000)	100	-3.3%	0.1%
Digital programming tier subscribers	66,900	72,200	67,500	(5,300)	(600)	-7.3%	-0.9%
HD/DVR converter boxes	101,200	90,300	96,900	10,900	4,300	12.1%	4.4%
Homes passed	248,000	244,800	247,400	3,200	600	1.3%	0.2%
Voice
Local access lines in service	59,800	68,000	61,000	(8,200)	(1,200)	-12.1%	-2.0%
Local access lines in service on GCI facilities	55,700	63,300	56,900	(7,600)	(1,200)	-12.0%	-2.1%
Business Services
Data
Cable modem subscribers	14,000	13,400	14,000	600	—	4.5%	—%
Video
Hotels and mini-headend subscribers	17,000	16,700	16,800	300	200	1.8%	1.2%
Basic subscribers	2,000	1,900	2,000	100	—	5.3%	—%
Total basic subscribers	19,000	18,600	18,800	400	200	2.2%	1.1%
Voice
Local access lines in service	48,500	50,400	48,800	(1,900)	(300)	-3.8%	-0.6%
Local access lines in service on GCI facilities	35,000	30,400	34,700	4,600	300	15.1%	0.9%
Managed Broadband
Voice
Local access lines in service	7,500	8,100	7,600	(600)	(100)	-7.4%	-1.3%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	29,500	32,700	29,300	(3,200)	200	-9.8%	0.7%
Consumer Non-Lifeline lines in service	94,400	91,800	93,600	2,600	800	2.8%	0.9%
Business Services Non-Lifeline lines in service	18,500	17,100	18,600	1,400	(100)	8.2%	-0.5%
Total wireless lines in service	142,400	141,600	141,500	800	900	0.6%	0.6%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				March 31, 2014		March 31, 2014
	Three Months Ended			as compared to		as compared to
	March 31,	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2014	2013	2013	2013	2013	2013	2013
Wireline segment
Consumer
Data
Average monthly revenue per cable modem subscriber	$75.93	$67.85	$74.42	$8.08	$1.51	11.9%	2.0%

Video
Average monthly revenue per subscriber	$76.98	$76.45	$78.84	$0.53	$(1.86)	0.7%	(2.4)%

Combined Consumer and Business Services
Wireless
Average monthly revenue per subscriber	$51.48	$48.54	$50.46	$2.94	$1.02	6.1%	2.0%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2014	2013	2013
Net income	$11,742	3,127	4,525
Income tax expense	215	3,029	2,800
Income before income tax expense	11,957	6,156	7,325

Other expense:
Interest expense (including amortization of deferred loan fees)	18,211	16,904	17,875
Other	97	—	223
Other expense	18,308	16,904	18,098

Operating income	30,265	23,060	25,423
Depreciation and amortization expense	42,352	33,999	40,835
Other	(97)	4	—

EBITDA (Note 2)	72,520	57,063	66,258
Share-based compensation	1,778	1,259	1,909
Accretion	301	127	(383)
Other	198	200	(6)
Adjusted EBITDA (Note 1)	$74,797	58,649	67,778

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation, accretion expense, net income or loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, and non-cash contribution adjustment.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.